Exhibit 32

Section 1350 Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, and United States Code), each of the undersigned officers of Handy & Harman Ltd., a Delaware corporation (the “Corporation”), does hereby certify that:

The Annual Report on Form 10-K for the year ended December 31, 2010 (the “Form 10-K”) of the Corporation fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ Glen M. Kassan
Glen M. Kassan
Principal Executive Officer
March 11, 2011

/s/ James F. McCabe, Jr.
James F. McCabe, Jr.
Principal Financial Officer
March 11, 2011